Exhibit (h)(3)(ix)

AMENDMENT NO. 8

EXPENSE LIMITATION AGREEMENT

Amendment No. 8, effective as of May 1, 2014 to the Expense Limitation Agreement between AXA Equitable Funds Management Group, LLC (“FMG LLC” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 8”).

The Manager and Trust hereby agree to modify and amend the Expense Limitation Agreement dated as of May 1, 2011, as amended, (“Agreement”), between them as follows:

1.	The maximum operating expense limit for each of the All Asset Aggressive-Alt 25 Portfolio, All Asset Aggressive-Alt 50 Portfolio, All Asset Aggressive-Alt 75 Portfolio, All Asset Growth-Alt 20 Portfolio and All Asset Moderate Growth-Alt 15 Portfolio have been revised.

2.	Name Changes. Effective May 1, 2014 the following Portfolio’s names shall be changed as follows:

Current Name	New Name
EQ/Large Cap Value PLUS	AXA Large Cap Value Managed Volatility
EQ/Large Cap Core PLUS	AXA Large Cap Core Managed Volatility
EQ/Large Cap Growth PLUS	AXA Large Cap Growth Managed Volatility
EQ/International Core PLUS	AXA International Core Managed Volatility
EQ/Mid Cap Value PLUS	AXA Mid Cap Value Managed Volatility
EQ/International Value PLUS	AXA International Value Managed Volatility
EQ/Mutual Large Cap Equity	AXA/Mutual Large Cap Equity Managed Volatility
EQ/Templeton Global Equity	AXA/Templeton Global Equity Managed Volatility
EQ/AXA Franklin Small Cap Value Core	AXA/Franklin Small Cap Value Managed Volatility
EQ/Franklin Core Balanced	AXA/Franklin Balanced Managed Volatility
EQ/Franklin Templeton Allocation	AXA/Franklin Templeton Allocation Managed Volatility
AXA Tactical Manager 500	AXA 500 Managed Volatility
AXA Tactical Manager 400	AXA 400 Managed Volatility
AXA Tactical Manager 2000	AXA 2000 Managed Volatility
AXA Tactical Manager International	AXA International Managed Volatility
ATM Large Cap	ATM Large Cap Managed Volatility
ATM Mid Cap	ATM Mid Cap Managed Volatility
ATM Small Cap	ATM Small Cap Managed Volatility
ATM International	ATM International Managed Volatility

3.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust subject to this Agreement, is hereby replaced in its entirety by Amendment No. 8 to Schedule A attached hereto. Schedule A is being amended to reflect revised expense caps for the All Asset Allocation Portfolios and name changes of certain Portfolios.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 8 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh Brian Walsh Chief Financial Officer and Treasurer	By:	/s/ Steven M. Joenk Steven M. Joenk Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 8

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit
	Class K	Class IA+	Class IB+
AXA/Franklin Balanced Managed Volatility Portfolio	1.05%	1.30%	1.30%
AXA/Franklin Small Cap Value Managed Volatility Portfolio	1.05%	1.30%	1.30%
AXA/Franklin Templeton Allocation Managed Volatility Portfolio	0.15%	0.40%	0.40%
AXA/Mutual Large Cap Equity Managed Volatility Portfolio	1.05%	1.30%	1.30%
AXA/Templeton Global Equity Managed Volatility Portfolio	1.10%	1.35%	1.35%
AXA International Core Managed Volatility Portfolio	0.85%	1.10%	1.10%
AXA International Value Managed Volatility Portfolio	0.85%	1.10%	1.10%
AXA Large Cap Core Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA Large Cap Growth Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA Large Cap Value Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA Mid Cap Value Managed Volatility Portfolio	0.80%	1.05%	1.05%
EQ/Emerging Markets Equity PLUS Portfolio	1.00%	N/A	1.25%
EQ/Equity Growth PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Global Bond PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Natural Resources PLUS Portfolio	0.85%	N/A	1.10%
EQ/Quality Bond PLUS Portfolio	0.60%	0.85%	0.85%
EQ/Real Estate PLUS Portfolio	0.85%	N/A	1.10%
All Asset Aggressive-Alt 25 Portfolio	0.40%	N/A	0.65%
All Asset Aggressive-Alt 50 Portfolio	0.40%	N/A	0.65%
All Asset Aggressive-Alt 75 Portfolio	0.40%	N/A	0.65%
All Asset Growth – Alt 20 Portfolio	0.40%	N/A	0.65%
All Asset Moderate Growth-Alt 15 Portfolio	0.40%	N/A	0.65%
AXA Aggressive Strategy Portfolio	0.90%*	N/A	1.15%*
AXA Balanced Strategy Portfolio	0.80%*	1.05%*	1.05%*
AXA Conservative Growth Strategy Portfolio	0.75%*	1.00%*	1.00%*
AXA Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*
AXA Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Moderate Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Ultra Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*
ATM International Managed Volatility Portfolio	0.70%	0.95%	0.95%
ATM Large Cap Managed Volatility Portfolio	0.70%	0.95%	0.95%
ATM Mid Cap Managed Volatility Portfolio	0.70%	0.95%	0.95%
ATM Small Cap Managed Volatility Portfolio	0.70%	0.95%	0.95%

Portfolio	Maximum Annual Operating Expense Limit
	Class K	Class IA+	Class IB+
AXA 2000 Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA 400 Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA 500 Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA International Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA SmartBeta™Equity Portfolio	1.00%	N/A	1.25%
AXA/Horizon Small Cap Value Portfolio	1.00%	N/A	1.25%
AXA/Lord Abbett Micro Cap Portfolio	1.05%	N/A	1.30%
AXA/Morgan Stanley Small Cap Growth Portfolio	1.00%	N/A	1.25%
AXA/Pacific Global Small Cap Value Portfolio	1.00%	N/A	1.25%
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	0.95%	1.20%	1.20%
EQ/AllianceBernstein Short Duration Government Bond Portfolio	0.65%	0.90%	0.90%
EQ/AllianceBernstein Short-Term Bond Portfolio	0.65%	0.90%	0.90%
EQ/BlackRock Basic Value Equity Portfolio	0.70%	0.95%	0.95%
EQ/Boston Advisors Equity Income Portfolio	0.80%	1.05%	1.05%
EQ/Calvert Socially Responsible Portfolio	0.90%	1.15%	1.15%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%	0.97%
EQ/Convertible Securities Portfolio	1.05%	N/A	1.30%
EQ/Core Bond Index Portfolio	0.47%	0.72%	0.72%
EQ/Davis New York Venture Portfolio	0.90%	1.15%	1.15%
EQ/Energy ETF Portfolio	0.70%	N/A	0.95%
EQ/High Yield Bond Portfolio	0.95%	N/A	1.20%
EQ/International ETF Portfolio	0.55%	0.80%	0.80%
EQ/Invesco Comstock Portfolio	0.75%	1.00%	1.00%
EQ/JPMorgan Large Cap Value Portfolio	0.75%	1.00%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%	1.00%
EQ/Low Volatility Global ETF Portfolio	0.70%	N/A	0.95%
EQ/MFS International Growth Portfolio	1.00%	1.25%	1.25%
EQ/Montag & Caldwell Growth Portfolio	0.90%	1.15%	1.15%
EQ/Morgan Stanley Mid Cap Growth Portfolio	0.85%	1.10%	1.10%
EQ/Oppenheimer Global Portfolio	1.00%	1.25%	1.25%
EQ/PIMCO Global Real Return Portfolio	0.75%	N/A	1.00%
EQ/PIMCO Ultra Short Bond Portfolio	0.60%	0.85%	0.85%
EQ/T. Rowe Price Growth Stock Portfolio	0.85%	1.10%	1.10%
EQ/UBS Growth and Income Portfolio	0.80%	1.05%	1.05%
EQ/Wells Fargo Omega Growth Portfolio	0.80%	1.05%	1.05%

*	For purposes of calculating the Maximum Annual Operating Expense Limit, the expenses of other investment companies in which the Portfolio invests are included in Fund Operating Expenses.
+	Includes amounts payable pursuant to Rule 12b-1 of the Investment Company Act of 1940.